Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statements on Form S-8 (File Nos. 333-24185 and 333-66542) pertaining to the Stericycle, Inc. Directors Stock Option Plan, as amended,

2)	Registration Statement on Form S-8 (File No. 333-48761) pertaining to the Stericycle, Inc. 1997 Stock Option Plan, as amended,

3)	Registration Statements on Form S-8 (File Nos. 333-55156, 333-102097, and 333-115410) each pertaining to the Stericycle, Inc. 2000 Nonstatutory Stock Option Plan, as amended,

4)	Registration Statement on Form S-8 (File Nos. 333-66544 and 333-192235) pertaining to the Stericycle, Inc. Employee Stock Purchase Plan, as amended,

5)	Registration Statement on Form S-8 (File No. 333-127353) pertaining to the Stericycle, Inc. 2005 Incentive Stock Plan, as amended,

6)	Registration Statement on Form S-8 (File No. 333-152877) pertaining to the Stericycle, Inc. 2008 Incentive Stock Plan, as amended, and

7)	Registration Statement on Form S-8 (File No. 333-176165) pertaining to the Stericycle, Inc. 2011 Incentive Stock Plan of our reports dated February 28, 2014, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Stericycle, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Chicago, Illinois
February 28, 2014